UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 17, 2012

LRI Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173579	20-5894571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Armory Drive, Suite 300
Nashville, Tennessee  37204
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(615) 885-9056

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN
           OFFICERS; COMPENSATORY ARRAGEMENTS OF CERTAIN OFFICERS

    On September 17, 2012, the stockholders of LRI Holdings, Inc. (the “Company”), the parent company of Logan’s Roadhouse, Inc., elected J. David Karam to the Company’s Board of Directors as an independent director.

    Mr. Karam has served as the Chairman of the Board of Sbarro, Inc., a leading Italian quick service restaurant company since February 2012 and is owner of Cedar Enterprises, a Wendy’s® franchisee with 150 Wendy’s restaurants in five states.   Mr. Karam was most recently the President of Wendy’s International from 2008 to 2011, where he led a successful turnaround of Wendy’s, including significant improvements in product quality, operational execution and brand profitability.  Prior to joining Wendy’s in 2008, Mr. Karam was president of Cedar Enterprises.  He joined Cedar Enterprises in 1986 as vice president of finance before being promoted to president in 1989.  Mr. Karam previously served as senior auditor for Touche & Ross from 1982 to 1986.  Mr. Karam has a bachelor’s degree in accounting from The Ohio State University and is a graduate of the Owner President Management program at the Harvard University Graduate School of Business Administration.  He is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants.  Mr. Karam is 54 years old.

    A copy of the press release announcing the election of Mr. Karam is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release dated September 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2012	LRI Holdings, Inc.

	By:	/s/ Amy L. Bertauski
Amy L. Bertauski
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated September 19, 2012